UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2021

MOMENTUS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3901 N. First Street

San Jose, California 95134

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 564-7820

Stable Road Acquisition Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	MNTS	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $10.00 per share	MNTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Legal Officer and Corporate Secretary

On September 30, 2021, the Board of Directors (the "Board") of Momentus Inc. (the "Company") appointed Paul Ney as the Company's Chief Legal Officer ("CLO") and Corporate Secretary.

Prior to his appointment as the Company's CLO and President, Mr. Ney, 63, served as General Counsel for the United States Department of Defense from August 2018 to January 2021. From 2016 to 2018, Mr. Ney served as Chief Deputy Attorney General for the State of Tennessee. From 2008 to 2009, Mr. Ney served as Director of the Nashville Davidson County Mayor’s Office of Economic Community Development. From January 2006 to October 2006, Mr. Ney served as Principal Deputy General Counsel of the United States Department of the Navy. Prior to his government service, Mr. Ney also served as a Partner at Patterson Intellectual Property Law, P.C. from 2010 to 2016 and a Partner at Trauger, Ney and Tuke from 1990 to 2005.

There are no family relationships existing between Mr. Ney and any director or executive officer of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Ney or any member of her immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. Ney and any other persons pursuant to which Mr. Ney was appointed to such positions.

Pursuant to the terms of Mr. Ney's at-will employment agreement with the Company (the "Employment Agreement"), he will receive an annual base salary of $450,000 and will be eligible for an initial target bonus equal to 50% of his base salary, prorated based on actual salary earned during 2021. Mr. Ney will also be eligible to receive equity awards with a grant date fair value of $3,000,000. The vesting schedule for such awards will be 25% vesting on each of the four anniversaries of the date of the grant. Mr. Ney will also be eligible to receive severance benefits as set forth in the Employment Agreement, which include accrued benefits, severance payments of 6 months of base salary plus the annual cash bonus in effect immediately prior to the termination prorated based on the days elapsed in the calendar year, and accelerated vesting of equity awards. The foregoing summary is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

On October 4, 2021, the Company issued a press release announcing the appointment of Mr. Ney as CLO and Corporate Secretary. A copy of this press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Employment Agreement dated September 27, 2021 by and between Paul Ney and the Company

99.1	Press Release dated October 4, 2021

101	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTUS, INC.

Date: October 4, 2021	By:	/s/ Jikun Kim
Jikun Kim
Chief Financial Officer

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